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                                                                   EXHIBIT 10.19

                         BARGE AND TUG OPTION AGREEMENT

      This Barge and Tug Option Agreement ("AGREEMENT") is made and entered into by and between American Commercial Lines LLC ("ACL") and NRG New Roads Holdings LLC("NRG").

                                    RECITALS

      WHEREAS, ACL, American Commercial Barge Line LLC ("ACBL"), American Commercial Terminals LLC ("ACT") (collectively, "AMERICAN") Louisiana Generating, LLC ("LG"), and NRG have entered into a Security Side Letter Agreement ("SECURITY SIDE LETTER AGREEMENT") dated as of December 10, 2004 by which ACL, ACBL, and ACT have agreed to provide certain security for such parties' respective obligations under the Transportation Contract that may be entered into by such parties in the manner described in Section 2 below; and

      WHEREAS, the parties to this Agreement desire to incorporate the recitals to the Security Side Letter Agreement into the recitals of this Agreement by reference and hereby incorporate such recitals into these recitals; and

      WHEREAS, NRG Power Marketing Inc. ("NRGPM") and LG are collectively referred to herein as the "AFFILATES"; and

      WHEREAS, the parties acknowledge and agree that they have negotiated, and this Agreement sets forth, the definitive terms and conditions of the "Barge Option" set forth in Section 3.D. of the Security Side Letter Agreement, and that this Agreement shall become binding and effective upon the parties hereto if and when a definitive Transportation Contract is entered into by all of the parties thereto (including BNSF) as set forth above, and as further set forth in
Section 2 below.

      NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged by ACL and NRG, the parties hereto hereby agree as follows.

                                    AGREEMENT

      1. RECITALS. The parties hereby incorporate the above Recitals as part of this Agreement as if the same were fully set forth herein.

      2. TRANSPORTATION CONTRACT/EFFECTIVE DATE. This Agreement does not obligate American, NRG or any of their affiliates to enter into and execute a final Transportation Contract or any other agreement with each other, their respective affiliates or any other parties. This Agreement shall become binding upon and enforceable against the parties hereto only in the event that a definitive Transportation Contract is entered into by all parties (including
BNSF) on or before the "DEADLINE DATE" (as defined in the Security Side Letter Agreement), and is to become effective on the "EFFECTIVE DATE" (as defined in the Security Side Letter Agreement). If prior thereto, any party contemplated to be a party to the Transportation Contract shall deliver notice to another contemplated party thereto terminating any further negotiations with respect to the Transportation Contract, then this Agreement shall expire and be deemed void ab initio; provided, however that the terms of Section 14 regarding the confidentiality of this Agreement shall in any event remain in full force and effect.

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      3. GRANT OF OPTIONS.

            A. ACL, for and in consideration of the terms of the Transportation Contract and subject to the terms of this Agreement, does hereby grant to NRG the sole and exclusive right and option (the "BARGE OPTION"), to purchase from ACL not more than two hundred (200) barges (collectively the "BARGES," and each individually a "BARGE"), which Barges shall be identified as set forth in
Section 7 below, together with respective tackle, necessaries, apparel, spare parts, cordage, general outfit and all other appurtenances and appliances belonging aboard said Barges, whether aboard the Barges or on shore at the time of delivery of the Barges to NRG.

            B. ACL, for and in consideration of the terms of the Transportation Contract and subject to the terms of this Agreement, does hereby grant to NRG the sole and exclusive right and option (the "TUGS OPTION"), to purchase from ACL the M/V CEPCO I and/or the M/V CEPCO II and the associated spares and supplies (the "TUGS," and each, individually, a "Tug"), together with the sole and exclusive right and option (the "HARBOR BARGES OPTION") to purchase from ACL the Harbor Barges (as defined in the Operations Side Letter). ACL (or ACT) may be required to purchase the Tugs and Harbor Barges pursuant to that certain Operations Side Letter Agreement dated as of December 10, 2004 by and between ACT and LG (the "OPERATIONS SIDE LETTER AGREEMENT"). The Tugs Option and the Harbor Barges Option are collectively referred to herein as the "HARBOR TUGS AND BARGES OPTION". The grant of the Harbor Tugs and Barges Option by ACL is conditioned upon completion of such purchase by ACL (the "ACL PURCHASE").

            C. The Barge Option and the Harbor Tugs and Barges Option are referred to herein as the "OPTIONS" and each, individually, is referred to herein as the Option.

      4. CONDITIONS NECESSARY FOR EXERCISE OF THE OPTIONS. Each of the Barge Option and the Harbor Tugs and Barges Option shall be exercisable only upon the occurrence of a Trigger Event (as defined in the Security Side Letter Agreement). NRG may exercise the Barge Option and/or the Harbor Tugs and Barges Option only by written notice (the "OPTION NOTICE") delivered to ACL but only together with either: (a) timely exercise the Terminal Option (as defined in the Terminal Option Agreement) and consummation of the purchase of the Property pursuant to the Terminal Option Agreement, or (b) timely taking possession of the Property under Section 3.2 of the Lease, and pursuant to which NRG elects to commence operation of the Property pursuant to the Lease. If NRG elects to exercise any of its Options hereunder it agrees to also provide written notice thereof to the "COLLATERAL AGENTS" (as defined in that certain Intercreditor and Subordination Agreement entered into by and among NRG, the Affiliates and said Collateral Agents dated_______________________), but failure to timely notify said Collateral Agents within the time frames set forth herein shall not serve to invalidate an otherwise properly delivered Option Notice to ACL as required hereby.

      5. PURCHASE PRICE.

            A. If NRG exercises the Barge Option, the purchase price for the Barges shall be the NAFMV of the Barges (the "BARGE PURCHASE PRICE") as determined pursuant to the procedure set forth in Section 3.E. of the Security Side Letter Agreement. Notwithstanding anything to the contrary, pursuant to
Section 4 of the Security Side Letter, NRG may for purposes of closing set off any claimed damages (as defined therein) against the Barge Purchase Price payable by it to ACL, to the extent that the claimed damages have not been otherwise paid to NRG or its Affiliates or set off elsewhere, subject to the final dispute resolution procedures and reconciliation and disposition of the disputed amount pursuant to the terms of Section 4 of the Security Side Letter Agreement.

            B. If NRG exercises the Harbor Tugs and Barges Option, the purchase price for the Tugs shall be the NAFMV of the Tugs being purchased (the "TUG PURCHASE PRICE") as determined

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pursuant to the procedure set forth in Section 3.E. of the Security Side Letter
Agreement. NRG may not set off any claimed damages arising under any of the Ancillary Agreements or the Transportation Contract, with respect to American, against the Tug Purchase Price payable by it to ACL.

            C. If NRG exercises the Harbor Tugs and Barges Option, the purchase price for the Harbor Barges shall be the NAFMV of the Harbor Barges being purchased (the "HARBOR BARGES PURCHASE PRICE") as determined pursuant to the procedure set forth in Section 3.E of the Security Side Letter Agreement, provided further however, that NRG shall also be entitled to a credit against the Harbor Barges Purchase Price at the closing in an amount equal to the product of one cent (1cent) multiplied by the "REMAINING COAL TONNAGE NOT DELIVERED." For purposes hereof, the term "Remaining Coal Tonnage Not Delivered" shall be determined by calculating the average number of tons of coal delivered on an annual basis by American to NRG or its Affiliates from commencement of the Transportation Contract through the date of the Trigger Event (the "AVERAGE"). The Average shall then be multiplied by the number of years (as prorated to account for any partial year) then remaining in the term of the Transportation Contract following the date of the Trigger Event (the "REMAINING TERM"). The product of the Average and the Remaining Term is the "Remaining Coal Tonnage Not Delivered", which shall form the basis for calculating the amount of the credit to the Harbor Barges Purchase Price to which NRG may be entitled as aforesaid. NRG may not set off any claimed damages arising under any of the Ancillary Agreements or the Transportation Contract, with respect to American, against the Harbor Barges Purchase Price payable by it to ACL.

      6. TERMINATION. Subject to the terms of Section 2 above, this Agreement, the Options and all further rights and obligations of the parties hereunder, excepting only as may be expressly set forth herein, shall terminate automatically, if not exercised or terminated sooner, upon the earliest to occur of: (i) the Option Deadline, or (ii) the expiration of the Transportation Contract.

      7. IDENTIFICATION OF BARGES. The parties acknowledge that as part of its management information and record keeping systems, ACL can determine the total number of all and specific identity of each barge then dedicated to servicing the Transportation Contract, and that the total number and composition of such dedicated barges constantly and continuously fluctuate as part of its normal business operations, but averages approximately 200 at any given time. Upon receipt of the Barge Option Notice, ACL shall then cause to be promptly prepared, an inventory list which shall identify by barge serial numbers, ACL's barges that are then dedicated to servicing the Transportation Contract (the "TRANSPORTATION BARGES"). The Barges to be purchased by NRG pursuant to the Barge Option shall first consist of the Transportation Barges. If the total number of Transportation Barges equals or exceeds 200 barges, then NRG shall provide to ACL, within thirty (30) days after its receipt of ACL's original inventory list, a redacted list identifying the Transportation Barges (not more than 200) which NRG has elected to purchase through its exercise of the Barge Option. If the total number of Transportation Barges is less than 200 barges, then ACL shall provide NRG with an inventory list identifying the Transportation Barges, along with a separate list identifying ACL barges previously assigned to perform services under the Transportation Contract, or if no such barges have been previously assigned, by a method that is consistent with ACL's customary method of assigning barges for the performance of services similar to those to be performed under the Transportation Contract (the "OTHER BARGES") in an amount equal to the number by which the number of active dedicated Transportation Barges identified by ACL is less than 200. The Other Barges shall be similar in age and quality to the Transportation Barges. NRG shall, within fifteen (15) days after its receipt of ACL's list of Other Barges, provide to ACL a redacted list identifying the Other Barges which NRG has elected to purchase through its exercise of the Barge Options, such that the Transportation Barges and Other Barges identified by ACL will total 200 barges.

      8. CLOSING.

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            A. If NRG elects to exercise its Barge Option and/or the Harbor Tugs and Barges Option, the closing of the sale and transfer of the Barges and/or the Tugs and Harbor Barges ("CLOSING") shall be held on the day and time designated by NRG in the Barge Option Notice and/or the Harbor Tugs and Barges Option Notice, which day must be a business day and must be no sooner than ten (10) days following the date that each of the Barge Purchase Price, the Tug Purchase Price and the Harbor Barges Purchase Price (or if only one Option is exercised, the relevant purchase price(s)) have been determined, and no later than thirty
(30) days following the date that the relevant purchase price(s) have been determined.

            B. Closing of the sale and purchase of the Barges and/or Tugs and Harbor Barges shall occur at the offices of First American Title Company in St. Louis County, Missouri (the "TITLE COMPANY") or such other location mutually acceptable to the parties, and may occur via escrow without the parties being physically present. ACL shall deliver to NRG, at Closing, Bills of Sale in duplicate on Department of Transportation U.S. Coast Guard Form CG-1340 transferring title to each Barge and/or Tug and Harbor Barge to NRG together with such other documentation as may be reasonably be required by NRG and/or the Title Company and which is reasonably available to ACL in order for the Title Company to insure that title to each Barge and/or Tug and Harbor Barge has been vested in NRG. NRG shall deliver to ACL, at Closing, the relevant purchase price(s) as determined in accordance with Section 5 above, in immediately available funds, wire transferred to such account as ACL shall designate or such other account as agreed upon by the parties. Each Barge and/or each Tug and Harbor Barge shall be considered fully delivered to NRG, regardless of the then actual location of each such Barge or Tug and Harbor Barge simultaneously with Closing.

            C. Effective as of Closing, any and all written and oral charters by and among ACL and its subsidiaries, ACT and ACBL, as applicable (together with the Operations Side Letter), shall be terminated and of no further force and effect to the extent they govern or affect the operation or towing of any or all of the Barges.

      9. ACL'S USE OF THE BARGES AND TUGS. From and after the date NRG exercises the Barge Option, ACL will not knowingly damage the Barges or perform any act which would result in a material reduction in the value of the Barges. From and after the date NRG exercises the Harbor Tugs and Barges Option, ACL will not knowingly damage the Tugs or Harbor Barges, or perform any act which would result in a material reduction in the value of the Tugs or Harbor Barges. The parties agree that the current use of the Barges will not be deemed to cause damage to the Barges and that the intended use of the Tugs and Harbor Barges (as set forth in the Operations Side Letter Agreement) will not be deemed to cause damage to the Tugs or Harbor Barges. ACL further agrees that for so long as the applicable Option(s) remain in effect (and except as may be necessary in connection with the financing of the ACL Purchase or its existing financing arrangements as contemplated by the Plan of Reorganization and credit facilities which replace or refinance such financing arrangements) it may further encumber the Barges or Tugs or Harbor Barges, only with NRG's prior written consent, which consent will not be unreasonably withheld, conditioned or delayed. Any encumbrance without NRG's prior written consent shall be null and void. For purposes of this subsection, encumbrance includes, for instance, the grant of liens, licenses or security interests, but does not include matters which expire or will be terminated on or before Closing.

      10. INSPECTION RIGHTS.

            A. At any time after the Trigger Event and prior to NRG's exercise of the Barge Option, NRG and its agents, employees, contractors and representatives shall have the right, privilege and license of entering upon the Barges for the purpose of inspecting the same, at such times and under such supervision as reasonably agreed to by ACL, and in any event, in such a manner so as not to unreasonably interfere with their existing use and continuing operations. NRG agrees to defend and indemnify and hold American, its affiliates, successors and assigns, harmless from and against all loss, cost liability and

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expense suffered by them as a result of the foregoing inspections of the Barges.
NRG's indemnification obligations hereunder shall survive the termination of this Agreement or Closing, as applicable.

            B. NRG shall have no obligation to purchase any Barge which is damaged after its inspection and prior to Closing. In the event that any Barge suffers damage which does not constitute a total loss or constructive total loss, NRG may, at its sole option elect to purchase the Barge, in which case, any insurance proceeds payable with respect to such accident shall be used to repair the Barge. In order to assist in having such repairs accomplished, ACL shall assign to NRG all of its rights under any insurance policies covering such loss with respect to a damaged Barge that has been purchased by NRG hereunder.

      11. RISK OF LOSS. All risk of loss whether total loss, constructive total loss or less than total loss or constructive total loss shall be borne by ACL prior to the Closing and any insurance proceeds for events occurring prior to the Closing shall be for ACL's account. Subject to the terms of Section 10.B. above, all insurance proceeds for such loss shall be paid to and solely for the account of ACL.

      12. ASSIGNMENT. NRG may assign all or any portion of NRG's rights and interest in and to this Agreement without the prior written consent of ACL to:
(a) an affiliate, subsidiary or parent entity; (b) any entity it controls, is controlled by, or is under common control with; (c) any entity in which it has a majority interest or of which it is manager; (d) any entity that succeeds to or obtains all or substantially all of its assets, whether by merger, consolidation, reorganization, sale or otherwise; or (e) any entity that succeeds to NRG's or the Affiliates' rights under the Transportation Contract. NRG shall promptly inform ACL and the Collateral Agents of any assignment. Otherwise, NRG may not assign all or any portion of NRG's rights and interest in and to this Agreement without the prior written consent of ACL, which consent shall not be unreasonably withheld or delayed. In the event of any assignment by NRG, NRG shall continue to be liable for all of the obligations of NRG hereunder.

      13. REMEDIES FOR BREACH. If either party breaches any of the obligations, representations, warranties or covenants set forth in this Agreement, the non-breaching party shall be entitled to exercise any remedies in law or equity, including the right of specific performance and injunctive relief, subject to the limitations provided in the Transportation Contract.

      14. CONFIDENTIALITY. Subject to Section 15, this Agreement is confidential and shall not be disclosed by any of the parties or their agents, affiliates, consultants or counsel to any other party without the prior express written consent of American and NRG, provided however, the parties agree that this Agreement may be attached to American's proposed Plan of Reorganization (as defined in the Security Side Letter Agreement) with appropriate measures taken to attempt to ensure confidentiality of the economic terms and conditions of this Agreement.

      15. RECORDING. NRG and ACL shall each have the right at all times to record a memorandum of this Agreement, in such form as is reasonably acceptable to the parties, but in any event which does not disclose the financial terms hereof. The parties shall fully cooperate with such recording, including without limitation providing notarized signatures of authorized signatories upon reasonable advance notice. Upon the termination or expiration of this Agreement, any such memorandum shall be promptly released of record by NRG at NRG's sole cost and expense. If NRG shall fail to do so, NRG hereby appoints ACL as its agent, with power of attorney, to do so on its behalf, which power of attorney shall be deemed to be coupled with an interest.

      16. GOVERNING LAW. This Agreement shall be constructed and interpreted according to the laws of the State of Missouri, and where applicable, the maritime laws of the United States.

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      17. COMPUTATION OF TIME. In computing any period of time under this
Agreement, the day of the act, event or default from which the designated period time begins to run will not be included. The last day of the period so computed will be included, unless it is a Saturday, Sunday or legal holiday, and, if so, the period will run until the end of the next day not a Saturday, Sunday or legal holiday.

      18. INABILITY TO PERFORM. Each party will be excused from performing any term of this Agreement, if, and for so long as, such performance is prevented, delayed, or hindered by reason of any event of Force Majeure (as defined in the Transportation Contract).

      19. COUNTERPARTS. This Agreement may be executed in one or more counterparts, and the signature pages combined to form a fully-executed Agreement, provided that each party hereto has executed a signature page. The fact that this Agreement may have been executed at different times by different parties will not affect its validity.

      20. FACSIMILE SIGNATURES. The parties may transmit this Agreement between them by facsimile machine. The parties intend that faxed signatures constitute original signatures and that a faxed Agreement containing the signatures (original or faxed) of all the parties is binding. At the request of either party, the parties will confirm facsimile transmitted signatures by signing an original Agreement.

      21. ENTIRE AGREEMENT. All prior negotiations and agreements between the parties hereto are superseded by this Agreement, and except as may be set forth in the Transportation Contract or Ancillary Agreements, there are no representations, warranties, understandings or agreements other than those expressly set forth herein.

      22. EXPENSES OF PREVAILING PARTY. In the case of any legal or equitable action taken by either party in connection with the default of the other party, the prevailing party will be entitled to recover from the other party all costs and reasonable legal fees incurred in connection therewith. A prevailing party is a party who recovers at least three-quarters of its total claims in the action or who is required to pay no more than one-quarter of the other party's total claims in the action.

      23. BINDING EFFECT; AUTHORITY. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns. The persons executing this Agreement on behalf of each party hereby represent and warrant to the other party that such person has the full authority to enter into this Agreement and such party is able to faithfully and timely perform each and every term of this Agreement, without the necessity of the consent, joinder or approval of any other party.

      24. MODIFICATIONS. This Agreement may not be amended, modified or changed, nor shall any waiver of any provision hereof be effective, except by an instrument in writing and signed by the party against whom enforcement of any such waiver, amendment, modification, change or discharge is sought.

      25. HEADINGS. The headings in the sections of this Agreement are inserted for convenience only and in no way alter, amend, modify, limit or restrict the contractual obligations of the parties.

      26. INVALID PROVISIONS. If any provision in this Agreement is or will become invalid, illegal or unenforceable in any respect, the validity, legality or enforceabiliry of the remaining provisions of this Agreement and any other application thereof will not in any way be affected or impaired thereby; provided that if permitted by applicable law, any invalid, illegal, or unenforceable provision may be considered in determining the intent of the parties with respect to other provisions of this Agreement.

      27. JOINT PREPARATION. This Agreement is to be deemed to have been prepared jointly by the parties hereto, and any uncertainty or ambiguity existing herein, if any, will not be interpreted against any

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party, but will be interpreted according to the application of the rules of interpretation for arm's length agreements.

      28. NOTICES. A party may effect a valid notice pursuant to this Agreement only by giving such notice in writing and delivering it, postage or charges prepaid, in person, by certified mail, by overnight delivery service, or by facsimile transmission to the parties respective addresses set forth below:

ACT:             American Commercial Terminals LLC
                 1701 East Market Street
                 Jeffersonville, IN 47130
                 Attn: Director of Sales
                 Facsimile No. (812) 288-0256

NRG:             NRG New Roads Holdings LLC
                 112 Telly Street
                 New Roads, LA 70760
                 Attn: John Brewster, President
                 Facsimile No. (225) 618-4481

or to such substituted address or facsimile number as designated by notice to the other party. Same day delivery by messenger will constitute personal delivery. Such notice will be deemed effective two (2) days after properly mailed; one (1) day after properly consigned to an overnight delivery service; upon receipt of personal delivery; or, in the case of notice via facsimile transmission, on the day the sender receives electronic confirmation of delivery, provided that if the confirmation does not occur before 4 p.m., recipient's local time, on a business day, the notice will take effect on the next business day.

      29. REASONABLE COSTS, EXPENSES, AND FEES. The word "reasonable" will be deemed to precede each reference to "costs", "expenses", "fees", or similar items for which any party may seek reimbursement from any other party to this Agreement.

      30. TIME IS OF ESSENCE. Time is of the essence in this Agreement.

                           (SIGNATURE PAGE TO FOLLOW)

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         IN WITNESS WHEREOF, the parties have affixed their signatures hereto as of the date set forth below its signature.

NRG NEW ROADS HOLDINGS LLC           AMERICAN COMMERCIAL LINES LLC

BY: /s/ John P. Brewster             BY: /s/ W N Whitlock
    -----------------------             --------------------------
Name: John P. Brewster               Name: W N Whitlock
Title: President                     Title: President
Date: 12/10/04                       Date: 12-10-04

                SIGNATURE PAGE TO BARGE AND TUG OPTION AGREEMENT

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